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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2003

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-692 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
125 South Dakota Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip Code)

(605) 978-2908
(Registrant's telephone number, including area code)

Item 3.    Bankruptcy or Receivership

        On September 14, 2003, NorthWestern Corporation (the "Company") filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Company's subsidiaries including Blue Dot Services Inc. and Expanets, Inc. were not included in the Chapter 11 filing. The case is being administered under the case name "In re NorthWestern Corporation," Case No. 03-12872.

        The Company remains in possession of its assets and properties, and continues to operate its businesses and manage its properties as "debtor-in-possession" pursuant to the Bankruptcy Code. The Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the Chapter 11 filing.

Item 5.    Other Events

        The Company also announced in the press release attached hereto as Exhibit 99.1 that in conjunction with its Chapter 11 filing, the Company has arranged a commitment for $100 million of debtor-in-possession financing from Bank One, N.A. The Company further announced that a representative of the unofficial committee of the Company's Senior Noteholders indicated that the unofficial committee, the members of which collectively hold beneficially more than 50 percent of the Company's Senior Notes, supports the Company in its restructuring efforts, including its filing of a voluntary Chapter 11 petition.

        The Company further announced in the press release attached hereto as Exhibit 99.1 that it has been advised by the New York Stock Exchange (NYSE) that, in connection with the Chapter 11 filing, trading of the Company's common stock and all series of its trust preferred securities will be suspended and the NYSE will thereafter proceed to delist them. The Company will not oppose the NYSE's action and expects its common stock and trust preferred securities to be delisted upon approval by the Securities and Exchange Commission.

        On September 15, 2003, the Company issued an additional press release announcing that its communications services subsidiary, Expanets, Inc., has signed a definitive agreement to sell substantially all of its assets to Cerberus Capital Management, L.P., and TenX Capital Management, Inc. for $107.5 million in cash, less the amount of debt and capitalized leases assumed, plus a contingent note that, depending on operating results after the closing, will pay up to an additional $27.5 million in principal amount. The transaction is structured to permit a 45-day auction to be administered by Bear, Stearns & Co. under which the Company may seek topping bids using defined auction procedures. Expanets will continue operations in the ordinary course of business until the transaction is closed, which is anticipated to occur in the fourth quarter of 2003. The press release is included as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release of NorthWestern Corporation dated September 15, 2003 regarding Chapter 11 filing, debtor-in-possession financing and delisting notice for common stock and trust preferred securities
99.2*	Press Release of NorthWestern Corporation dated September 15, 2003 regarding agreement for sale of assets of Expanets, Inc.

*
filed herewith

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation
	By:	/s/ GARY G. DROOK Gary G. Drook President and Chief Executive Officer
Date: September 15, 2003

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release of NorthWestern Corporation dated September 15, 2003 regarding Chapter 11 filing, debtor-in-possession financing and delisting notice for common stock and trust preferred securities
99.2*	Press Release of NorthWestern Corporation dated September 15, 2003 regarding agreement for sale of assets of Expanets, Inc.

*
filed herewith

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SIGNATURES